SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: November 26, 2012

ENSURGE, INC.
(Exact name of registrant as specified in charter)

NEVADA	33- 03275	87-0431533
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1001 Brickell Bay Drive, 27th Floor
Miami, Florida 33131
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 801-990-3457

 NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sale of Equity Securities

Effective November 26, 2012, Ensurge, Inc., a Nevada corporation (the “Company”) amended the two twelve (12) month Note agreements dated October 28, 2011to extend the Maturity date to March 15, 2013.  The principal balance of each Note was increased from $605,000 to $756,250, with an interest rate of 10%.  The Company will issue to each Note Holder 450,000 shares of its Common Stock, which are valued at $0.50 per share.  Each Note Holder shall also be entitled to receive 0.75% of the royalties received by the Company pursuant to the Royalty Agreement dated June 13, 2012 filed as an exhibit to our Current Report on Form 8-K dated June 13, 2012.  The Company believes the amendment of the notes and issuance of the shares are exempt from registration, pursuant to Section 3(a)(9) of the Securities Act of 1933 (as amended), as an exchange  transaction exclusively with existing security holders.

Effective November 8, 2012, the Company entered into four 10% Convertible Promissory Notes aggregating to a total of $150,000.  These notes have a maturity date of November 8, 2013, if they have not been converted.  The principal and any accrued unpaid interest will be converted into Units of Series A Variable Rate Preferred stock and warrants to purchase shares of common stock upon the closing (if it occurs) of a private placement by the Company. .  The Note Holders shall also be entitled to receive in aggregate their prorata share of 0.5% of the royalties received by the Company pursuant to the Royalty Agreement dated June 13, 2012.  The Company believes the sale of the notes is exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 (as amended), as a private transaction not involving a public offering as well as Regulation D, Rule 506.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Amendment to Note Agreement
Exhibit 10.2	10% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSURGE, INC.

Date: November 26, 2012	By /s/ Jeff A. Hanks
Jeff A. Hanks
Chief Financial Officer